SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT JANUARY 23, 2004

Commission File No. 0-8862

First Hartford Corporation

(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Item #9 Regulation FD Disclosure

On January 24th, the company closed on a sale of the shopping center in Mount Olive, New Jersey and a adjacent empty lot.

Results of Transaction

Selling Price	$19,433,000
Estimated Transaction Cost	(615,000)
Cost Basis of Property	(12,216,000)
Pre-Tax Profit	6,602,000
Estimated State Tax And AMT	(525,000)

Estimated Gain Prior To
Adjustment of Deferred Taxes for NOLS	6,077,000
Less Reduction in Deferred Taxes	(800,000)
Net Gain From Transaction	$ 5,277,000

The above transaction will result in a $4,300,000 addition to cash less approximately $525,000 for taxes.  Debt of $14,278,000 was paid at the closing.

The Company will lose the income and management fees generated from owning this center.  Over the prior three years this amounted to $144,000, $70,000 and $138,000 respectively.   The costs of owning the adjacent lot are not material.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on the behalf by the undersigned duly authorized.

FIRST HARTFORD CORPORATION

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Name: Stuart I. Greenwald

Title:     Treasurer